Exhibit 99.1

Planar Reports Fiscal Third Quarter 2008 Financial Results

Company Announces Sale of Medical Business Segment for $34.25 million in cash

BEAVERTON, Ore. – August 6, 2008 – Planar Systems, Inc. (NASDAQ: PLNR), a worldwide leader in specialty display solutions, recorded sales of $75.0 million and a GAAP loss per share of $3.46 in the third quarter ended June 27, 2008. On a Non-GAAP basis (see reconciliation table), net earnings per share was approximately breakeven in the third quarter of fiscal 2008.

“I am pleased with our recent progress shoring up our balance sheet, highlighted by improvement in inventory management and the cash proceeds from the sale of our medical business segment,” said Gerry Perkel, Planar’s President and Chief Executive Officer. “In addition, we are beginning to show progress in some of our businesses, especially in our Industrial product line. While we are working hard to improve our liquidity and drive additional gains from our businesses that are performing well, we are also committed to turning around our underperforming segments through various actions underway in the current quarter.”

SUMMARY FINANCIAL PERFORMANCE

The following table presents a breakdown of the Company’s Non-GAAP financial performance by major business unit for the third quarter of fiscal 2008. Additional comparative segment financial information, along with reconciliations to GAAP and information regarding the use of Non-GAAP financial measures, are presented in supplementary tables and notes within this release.

Business Segment	MBU	IBU	CBU	CSBU	HTBU	Total
Net Sales	10,412	16,428	20,432	14,500	13,182	74,954
- Y/Y Growth %	-6%	11%	7%	-15%	111%	10%
- Qtr/Qtr Growth %	-10%	-7%	19%	21%	16%	7%
Business Unit Operating Income (loss)	2,020	3,577	1,678	935	(2,388)	5,822
Corporate Expense Allocation	(806)	(1,273)	(581)	(1,527)	(1,320)	(5,507)
Non-GAAP Operating Income (loss)	1,214	2,304	1,097	(592)	(3,708)	315
Depreciation	209	595	48	274	330	1,456
Non-GAAP EBITDA	1,423	2,899	1,145	(318)	(3,378)	1,771
- EBITDA % of Sales	14%	18%	6%	-2%	-26%	2%

Notes: Corporate Expense Allocation includes primarily G&A expense along with Corporate R&D and Sales & Marketing Expense

Sales in the Company’s Industrial segment (IBU) grew 11 percent over last year to $16.4M for the quarter. As discussed previously, investments made in this higher-margin segment have resulted in a growing funnel of opportunities, some of which are beginning to result in increased sales for the Company. The Industrial Business won the opportunity during the past quarter to supply Thompson’s Premier Retail Networks, Inc. (PRN) digital display solutions for their targeted advertising networks at some of their largest retail network installations. Under the agreement, Planar will provide customized small format touch-screen displays and customized large-format displays to be used in a large percentage of the in-store networks operated by PRN.

The Medical Business segment (MBU) experienced revenue decline of 6 percent compared with the third quarter a year ago primarily related to certain lower-margin patient monitor products reaching end of life status. Sales in the Commercial Business Unit (CBU) increased 7 percent compared to the previous year, as the pricing environment continued to be positive. Finally, while both the Control Room & Signage (CSBU) and Home Theater (HTBU) segments grew revenues sequentially in the third quarter, they continue to under perform compared to our earlier expectations. Both of these businesses are somewhat impacted by the current economic challenges and the Home Theater unit has also experienced internal execution issues subsequent to the Runco acquisition a year ago. While some of the factors impacting the Company’s performance in these two segments are macro economic in nature, the Company is not waiting for a stronger economic environment to see improvement. Instead, the Company currently plans to implement a number of actions in the fourth quarter designed to improve the performance of these units.

During the third quarter, the Company recorded a $58.4M, $3.26 per share, non-cash impairment charge for goodwill and other intangible assets. The charge resulted from the Company’s FAS 142/144 review, which took place during the past quarter. In addition, as previously disclosed, the Company recorded a $0.3M restructuring charge related to the Company’s cost reduction plan undertaken during the third quarter.

WORKING CAPITAL AND LIQUIDITY SUMMARY

As announced earlier today, the Company sold its Medical Business Unit to NDS Surgical Imaging for $34.25M in cash, $30M of which was delivered at closing with the remaining $4.25M to be paid no later than September 25, 2008. Proceeds from the sale will be used to pay off the full outstanding balance of the Company’s current line of credit and augment future working capital needs. The Company estimates that it will end the fourth quarter with $15-$20M in cash and no debt.

The Company also amended its credit agreement following the sale of its Medical business. The amended facility provides borrowing capacity of up to $20M and will act as an additional source of future liquidity.

During the quarter, the Company was also able to sequentially improve its working capital performance by lowering inventory by more than 8 percent from the end of the second quarter to $56.9M. Improved working capital performance is a key focus area for the Company and a potential source of additional cash over the next year.

BUSINESS OUTLOOK

Looking forward, the Company will be engaged in a large work effort in the fourth quarter to realign its resources following the sale of the Medical segment and to continue to take actions to improve profitability and cash flow. Some of these actions will drive the need for additional restructuring charges in the Company’s fourth quarter. However, the Company does not expect the cash portion of those charges to be in excess of $3M, with the anticipated cash outlay taking place over the next two to three quarters. While the Company is going through this transition, near-term earnings are difficult to predict, and may continue to result in modest losses on a Non-GAAP basis. The Company expects sequential revenue growth in a number of its segments in the fourth quarter and as a result total sales are expected to be $69M-$72M, with the Medical segment included prior to the close of the transaction on August 6, 2008. Over the longer term, the Company expects to benefit from the restructuring of the remaining businesses and utilization of a stronger balance sheet to drive improved profitability and cash flow.

Results of operations and the business outlook will be discussed in a conference call today, August 6, 2008, beginning at 2:00 PM Pacific Time. The call can be heard via the Internet through a link on Planar’s Web site, www.planar.com, or through numerous other investor sites, and will be available for replay until September 6, 2008. The Company intends to post on its Web site a transcript of the prepared management commentary from the conference call shortly after the conclusion of the call.

ABOUT PLANAR

Planar Systems, Inc (NASDAQ:PLNR) is a global leader of specialty display technology providing hardware and software solutions for the world’s most demanding environments. Hospitals, space and military programs, utility and transportation hubs, shopping centers, banks, government agencies, businesses, and home theater enthusiasts all depend on Planar to provide superior performance when image experience is of the highest importance. Founded in 1983, Planar is headquartered in Oregon, USA, with offices, manufacturing partners, and customers worldwide. For more information, visit www.planar.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 relating to Planar’s business operations and prospects, including statements relating to driving improved profitability, liquidity and shareholder value and the statements made under the heading “Business Outlook.” These statements are made pursuant to the safe harbor provisions of the federal securities laws. These and other forward-looking statements, which may be identified by the inclusion of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “goal” and variations of such words and other similar expressions, are based on current expectations, estimates, assumptions and projections that are subject to change, and actual results may differ materially from the forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Many factors, including the following, could cause actual results to differ materially from the forward-looking statements: the possibility that Planar will experience further difficulties integrating and operating the Clarity and Runco businesses; changes or slower growth in the digital signage and/or command and control display markets; further inability to realize expected benefits and synergies of the Clarity and Runco acquisitions; domestic and international business and economic conditions; any reduction in or delay in the timing of customer orders or the Company’s ability to ship product upon receipt of a customer order; adverse impacts on the Company or its operations relating to or arising from the Company’s indebtedness including difficulties in obtaining financing for the companies growth initiatives, changes in the flat-panel monitor industry; changes in customer demand or ordering patterns; changes in the competitive environment including pricing pressures or technological changes; technological advances; shortages of manufacturing capacity from the Company’s third-party manufacturing partners; final settlement of contractual liabilities; balance sheet changes related to updating certain estimates required for the purchase accounting treatment of the Clarity and Runco acquisitions; future production variables impacting excess inventory and other risk factors listed from time to time in the Company’s Securities and Exchange Commission (SEC) filings. The forward-looking statements contained in this press release speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

MEDIA CONTACTS: Pippa Edelen Planar Systems, Inc. 503.748.5868 pippa.edelen@planar.com or Chase Perrin GolinHarris 213.438.8788 cperrin@golinharris.com	INVESTOR CONTACTS: Ryan Gray Planar Systems, Inc. 503.748.8911 ryan.gray@planar.com

Planar Systems, Inc.

Consolidated Statement of Operations

(In thousands, except per share amounts)

(unaudited)

	Three months ended		Nine months ended
	June 27, 2008	June 29, 2007	June 27, 2008	June 29, 2007
Sales	$74,954	$68,200	$225,366	$187,698
Cost of Sales	56,118	50,289	168,301	138,521

Gross Profit	18,836	17,911	57,065	49,177
Operating Expenses:
Research and development, net	3,903	4,570	10,640	11,611
Sales and marketing	10,224	10,433	32,293	28,396
General and administrative	5,590	5,723	17,596	15,882
Amortization of intangible assets	1,977	2,101	5,866	5,401
Acquisition related costs	210	935	1,639	1,674
Impairment and restructuring	58,664	—	58,027	1,625

Total Operating Expenses	80,568	23,762	126,061	64,589
Income (loss) from operations	(61,732)	(5,851)	(68,996)	(15,412)
Non-operating income (expense):
Interest, net	(297)	(57)	(1,199)	910
Foreign exchange, net	(168)	(90)	(243)	90
Other, net	43	(13)	(64)	(37)

Net non-operating income (expense)	(422)	(160)	(1,506)	963
Income (loss) before taxes	(62,154)	(6,011)	(70,502)	(14,449)
Provision (benefit) for income taxes	(135)	(1,893)	244	(5,058)

Net income (loss)	$(62,019)	$(4,118)	$(70,746)	$(9,391)

Basic net income (loss) per share	($3.46)	($0.24)	($3.99)	($0.54)
Average shares outstanding - basic	17,928	17,477	17,750	17,317
Diluted net income (loss) per share	($3.46)	($0.24)	($3.99)	($0.54)
Average shares outstanding - diluted	17,928	17,477	17,750	17,317

Planar Systems, Inc.

Consolidated Balance Sheets

(In thousands)

	June 27, 2008	Sept. 28, 2007
	(unaudited)
ASSETS
Cash and cash equivalents	10,568	$15,287
Accounts receivable, net	43,316	42,915
Inventories	56,879	59,028
Other current assets	12,080	13,480

Total current assets	122,843	130,710
Property, plant and equipment, net	13,147	14,918
Goodwill	14,696	67,429
Intangible assets	27,424	44,278
Other assets	5,161	5,809

	$183,271	$263,144

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	23,448	$31,712
Note payable	24,500	—
Current portion of capital leases	265	324
Deferred revenue	5,486	4,888
Other current liabilities	26,213	36,584

Total current liabilities	79,912	73,508
Note Payable	—	23,000
Capital leases, net of current portion	10	152
Other long-term liabilities	12,596	12,597

Total liabilities	92,518	109,257
Common stock	172,383	167,967
Retained earnings	(84,437)	(13,450)
Accumulated other comprehensive income (loss)	2,807	(630)

Total shareholders’ equity	90,753	153,887

	$183,271	$263,144

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, unaudited)

	For the three months ended
	June 27, 2008	June 29, 2007
Gross Profit:
GAAP Gross Profit	18,836	17,911

Clarity deferred revenue mark-down to fair value	—	34
Runco inventory mark-up to fair value	—	519
Share-based Compensation	151	126

Total Non-GAAP adjustments	151	679

NON-GAAP GROSS PROFIT	18,987	18,590

Research and Development:
GAAP research and development expense	3,903	4,570

Share-based Compensation	(127)	(113)

Total Non-GAAP adjustments	(127)	(113)

NON-GAAP RESEARCH AND DEVELOPMENT EXPENSE	3,776	4,457

Sales and Marketing:
GAAP sales and marketing expense	10,224	10,433

Share-based Compensation	(281)	(487)

Total Non-GAAP adjustments	(281)	(487)

NON-GAAP SALES AND MARKETING EXPENSE	9,943	9,946

General and Administrative:
GAAP General and Administrative Expense	5,590	5,723
Share-based Compensation	(637)	(580)

Total Non-GAAP adjustments	(637)	(580)

NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSE	4,953	5,143

Income (Loss) from Operations:
GAAP loss from operations	(61,732)	(5,851)
Clarity deferred revenue mark-down to fair value	—	34
Runco inventory mark-up to fair value	—	519
Share-based Compensation	1,196	1,306
Amortization of intangible assets	1,977	2,101
Acquisition related cost	210	935
Impairment and restructuring	58,664	—

Total Non-GAAP adjustments	62,047	4,895

NON-GAAP INCOME/(LOSS) FROM OPERATIONS	315	(956)

Reconciliation of GAAP to Non-GAAP Financial Measures Continued

(In thousands, unaudited)

	For the three months ended
	June 27, 2008	June 29, 2007
Net Income (Loss):
GAAP Net Loss	(62,019)	(4,118)
Clarity deferred revenue mark-down to fair value	—	34
Runco inventory mark-up to fair value	—	519
Share-based Compensation	1,196	1,306
Amortization of intangible assets	1,977	2,101
Acquisition related cost	210	935
Impairment and restructuring	58,664	—
Income tax effect of reconciling items	(95)	(1,542)

Total Non-GAAP adjustments	61,952	3,353

NON-GAAP NET LOSS	(67)	(765)

GAAP weighted average shares outstanding—Basic	17,928	17,477
GAAP net loss per share (basic and diluted)	($3.46)	($0.24)
Non-GAAP adjustments detailed above	3.46	0.19
NON-GAAP NET INCOME/(LOSS) PER SHARE (Basic and Diluted)	$0.00	(0.04)

Planar Systems, Inc.

GAAP Operating Income (loss) to Non-GAAP EBITDA Reconciliation by Business Segment

For the three months ended June 27, 2008

(in thousands, unaudited)

Business Segment	MBU	IBU	CBU	CSBU	HTBU	Corporate	Total
GAAP Operating Income (loss)	2,020	3,577	1,678	935	(2,388)	(67,554)	(61,732)
Corporate Expenses						5,507	5,507
Impairment and Restructuring Charges						58,664	58,664
Intangibles Amortization						1,977	1,977
Share-based Compensation						1,196	1,196
Integration Expenses						210	210

Business Unit Operating Income (loss)	2,020	3,577	1,678	935	(2,388)	0	5,822
Corporate Expense Allocation	(806)	(1,273)	(581)	(1,527)	(1,320)	0	(5,507)

Non-GAAP Operating Income (loss)	1,214	2,304	1,097	(592)	(3,708)	0	315
Depreciation	209	595	48	274	330	0	1,456

Non-GAAP EBITDA	1,423	2,899	1,145	(318)	(3,378)	0	1,771

Planar Systems, Inc.

Non-GAAP EBITDA by Business Segment

For the three months ended June 29, 2007

(in thousands, unaudited)

Business Segment	MBU	IBU	CBU	CSBU	HTBU	Total
Net Sales	11,109	14,758	19,092	17,029	6,246	68,234
- Y/Y Growth %	4%	-28%	6%	N/A	N/A	38%
- Qtr/Qtr Growth %	7%	5%	11%	41%	581%	25%
Business Unit Operating Income (loss)	1,494	3,053	958	85	(474)	5,116
Corporate Expense Allocation	(1,062)	(1,413)	(824)	(1,945)	(828)	(6,072)
Non-GAAP Operating Income (loss)	432	1,640	134	(1,860)	(1,302)	(956)
Depreciation	221	524	25	268	187	1,225
Non-GAAP EBITDA	653	2,164	159	(1,592)	(1,115)	269
- EBITDA % of Sales	6%	15%	1%	-9%	-18%	0%

Notes: Corporate Expense Allocation includes primarily G&A expense along with Corporate R&D and Sales & Marketing Expense

Planar Systems, Inc.

GAAP Operating Income (loss) to Non-GAAP EBITDA Reconciliation by Business Segment

For the three months ended June 29, 2007

(in thousands, unaudited)

Business Segment	MBU	IBU	CBU	CSBU	HTBU	Corporate	Total
GAAP Operating Income (loss)	1,494	3,053	958	51	(993)	(10,414)	(5,851)
Corporate Expenses						6,072	6,072
Deferred revenue adjustment to fair value				34			34
Inventory adjustment to fair value					519		519
Intangibles Amortization						2,101	2,101
Share-based Compensation						1,306	1,306
Integration Expenses						935	935

Business Unit Operating Income (loss)	1,494	3,053	958	85	(474)	0	5,116
Corporate Expense Allocation	(1,062)	(1,413)	(824)	(1,945)	(828)	0	(6,072)

Non-GAAP Operating Income (loss)	432	1,640	134	(1,860)	(1,302)	0	(956)
Depreciation	221	524	25	268	187	0	1,225

Non-GAAP EBITDA	653	2,164	159	(1,592)	(1,115)	0	269

Planar Systems, Inc.

Non-GAAP EBITDA by Business Segment

For the nine months ended June 27, 2008

(in thousands, unaudited)

Business Segment	MBU	IBU	CBU	CSBU	HTBU	Total
Net Sales	32,532	51,260	57,687	44,302	39,585	225,366
- Y/Y Growth %	2%	13%	6%	-8%	374%	20%
Business Unit Operating Income (loss)	5,134	12,416	3,290	3,135	(6,627)	17,348
Corporate Expense Allocation	(2,623)	(4,124)	(1,802)	(4,653)	(4,067)	(17,269)
Non-GAAP Operating Income (loss)	2,511	8,292	1,488	(1,518)	(10,694)	79
Depreciation	651	1,790	139	849	963	4,392
Non-GAAP EBITDA	3,162	10,082	1,627	(669)	(9,731)	4,471
- EBITDA % of Sales	10%	20%	3%	-2%	-25%	2%

Notes: Corporate Expense Allocation includes primarily G&A expense along with Corporate R&D and Sales & Marketing Expense

Planar Systems, Inc.

GAAP Operating Income (loss) to Non-GAAP EBITDA Reconciliation by Business Segment

For the nine months ended June 27, 2008

(in thousands, unaudited)

Business Segment	MBU	IBU	CBU	CSBU	HTBU	Corporate	Total
GAAP Operating Income (loss)	5,134	12,416	3,290	3,135	(6,627)	(86,344)	(68,996)
Corporate Expenses						17,269	17,269
Impairment and Restructuring Charges						58,027	58,027
Intangibles Amortization						5,866	5,866
Share-based Compensation						3,543	3,543
Integration Expenses						1,639	1,639

Business Unit Operating Income (loss)	5,134	12,416	3,290	3,135	(6,627)	0	17,348
Corporate Expense Allocation	(2,623)	(4,124)	(1,802)	(4,653)	(4,067)	0	(17,269)

Non-GAAP Operating Income (loss)	2,511	8,292	1,488	(1,518)	(10,694)	0	79
Depreciation	651	1,790	139	849	963	0	4,392

Non-GAAP EBITDA	3,162	10,082	1,627	(669)	(9,731)	0	4,471

Planar Systems, Inc.

Non-GAAP EBITDA by Business Segment

For the nine months ended June 29, 2007

(in thousands, unaudited)

Business Segment	MBU	IBU	CBU	CSBU	HTBU	Total
Net Sales	31,801	45,279	54,355	48,018	8,347	187,800
- Y/Y Growth %	-3%	-28%	-15%	N/A	N/A	18%
Business Unit Operating Income (loss)	3,604	11,185	1,880	115	(2,768)	14,016
Corporate Expense Allocation	(2,990)	(4,265)	(2,406)	(5,445)	(1,280)	(16,386)
Non-GAAP Operating Income (loss)	614	6,920	(526)	(5,330)	(4,048)	(2,370)
Depreciation	688	1,587	75	819	521	3,690
Non-GAAP EBITDA	1,302	8,507	(451)	(4,511)	(3,527)	1,320
- EBITDA % of Sales	4%	19%	-1%	-9%	-42%	1%

Notes: Corporate Expense Allocation includes primarily G&A expense along with Corporate R&D and Sales & Marketing Expense

Planar Systems, Inc.

GAAP Operating Income (loss) to Non-GAAP EBITDA Reconciliation by Business Segment

For the nine months ended June 29, 2007

(in thousands, unaudited)

Business Segment	MBU	IBU	CBU	CSBU	HTBU	Corporate	Total
GAAP Operating Income (loss)	3,604	11,185	1,880	(221)	(3,287)	(28,573)	(15,412)
Corporate Expenses						16,386	16,386
Deferred revenue adjustment to fair value				102			102
Inventory step-up adjustment to fair value				234	519		753
Impairment and Restructuring Charges						1,625	1,625
Intangibles Amortization						5,401	5,401
Share-based Compensation						3,487	3,487
Integration Expenses						1,674	1,674

Business Unit Operating Income (loss)	3,604	11,185	1,880	115	(2,768)	0	14,016
Corporate Expense Allocation	(2,990)	(4,265)	(2,406)	(5,445)	(1,280)	0	(16,386)

Non-GAAP Operating Income (loss)	614	6,920	(526)	(5,330)	(4,048)	0	(2,370)
Depreciation	688	1,587	75	819	521	0	3,690

Non-GAAP EBITDA	1,302	8,507	(451)	(4,511)	(3,527)	0	1,320

Note Regarding the Use of Non-GAAP Financial Measures:

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), the Company’s earnings release contains Non-GAAP financial measures that exclude the income statement effects of the acquisitions of Clarity Visual Systems and Runco International, share-based compensation and the requirements of SFAS No. 123R, “Share-based Payment” (“123R”). The Non-GAAP financial measures also exclude impairment and restructuring charges, the amortization of intangible assets related to previous acquisitions, and various tax charges including the valuation allowance against deferred tax assets. The earnings release also contains a calculation of Non-GAAP earnings before interest, taxes, depreciation, and amortization (Non-GAAP EBITDA), which, in addition to excluding the effects of the Clarity and Runco acquisitions, share based compensation, and other adjustments, includes an allocation of Corporate expenses to the Company’s business segments in order to calculate Non-GAAP EBITDA by business segment. Such corporate expenses include Corporate General and Administrative (primarily), Research and Development, and Sales and Marketing which are not specifically identified as related to each business segment in the information provided to the Chief Operating Decision Maker, rather are estimated for the purpose of presenting fully burdened lines of business. The Non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.